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                                                                  EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-26139, 333-32123, 333-46829, 333-53057 and 333-58237, and
Forms S-8 Nos. 333-07625, 333-30831, 333-41523, 333-46591, 333-52001 and
333-59329) pertaining to the resale of shares held by America Online, Inc. or its subsidiaries, Intuit, Inc., the former stockholders of Netbot, Inc. and MatchLogic, Inc., Netscape Communications Corporation and the former shareholders of Throw Inc. and Classifieds2000, Inc., 1995 Equity Incentive Plan, 1996 Equity Incentive Plan, 1996 Directors Stock Option Plan and 1996 Employee Stock Purchase Plan of Excite, Inc., options to purchase common stock of Netbot, Inc., options to purchase common stock of MatchLogic, Inc. and options to purchase common stock of Throw Inc. and Classifieds2000, Inc., of our report dated January 19, 1999, with respect to the consolidated financial statements of Excite, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California
February 5, 1999